UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________
FORM 8-K

____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 5, 2014 (February 27, 2014)

______________________________
CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

______________________________

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)

_________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On February 27, 2014, Arthur J. Reimers, a member of the board of directors (the “Board”) of Cumulus Media Inc. (the “Company”), informed the Board that, due to his increasing other professional and philanthropic responsibilities, he would retire as a director when his current term of office expires at the Company’s 2014 Annual Meeting of Stockholders, and will not stand for re-election. Pursuant to a stockholders’ agreement entered into in September 2011 between, among others, the Company and Crestview Radio Investors, LLC (“Crestview”), Mr. Reimers has served as one of Crestview’s Board designees since that time. Crestview has indicated that it intends to advise the Company of a replacement designee prior to the filing of the Company’s proxy statement for its 2014 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ J.P. Hannan
Name: J.P. Hannan
Title: Senior Vice President, Treasurer and Chief Financial Officer
Date: March 5, 2014